UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2017

SEARS HOLDINGS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-51217, 001-36693	20-1920798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Beverly Road Hoffman Estates, Illinois	60179
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (847) 286-2500

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information required by Item 1.01 is included in Item 2.03 below and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 3, 2017, Sears Holdings Corporation (the “Company”), through Sears, Roebuck and Co., Kmart Stores of Illinois LLC, Kmart of Washington LLC and Kmart Corporation (collectively, “Borrowers”), entities wholly-owned and controlled, directly or indirectly by the Company, obtained a $500 million secured loan facility (the “Loan Facility”) from JPP, LLC and JPP II, LLC (collectively, the “Lenders”). Mr. Edward S. Lampert, the Company’s Chief Executive Officer and Chairman, is the sole stockholder, chief executive officer and director of ESL Investments, Inc., which controls JPP, LLC and JPP II, LLC. $321 million was funded under the Loan Facility on January 3, 2017, and, subject to the satisfaction of certain conditions, including pledging additional properties as collateral, up to an additional $179 million may be drawn by the Company prior to July 3, 2017. The Loan Facility matures on July 20, 2020. The Company expects to use the proceeds of the Loan Facility for general corporate purposes.

The Loan Facility will have an annual base interest rate of 8%, with accrued interest payable monthly during the term of the Loan Facility. The Borrowers paid an upfront commitment fee equal to 1.0% of the full principal amount of the Loan Facility and also are required to pay a funding fee equal to 1.0% of the amounts drawn under the Loan Facility at the time such amounts are drawn.

The Loan Facility is guaranteed by the Company, is currently secured by a first priority lien on 46 real properties owned by the Borrowers, and is required to be secured by additional real properties if the remaining $179 million loan commitment is drawn. In certain circumstances, the Lenders and the Borrowers may elect to substitute one or more properties as collateral. To the extent permitted under other debt of the Company or its affiliates, the Loan Facility may be prepaid at any time in whole or in part, without penalty or premium. The Borrowers are required to apply the net proceeds of the sale of any real property collateral for the Loan Facility to repay the loan.

The Loan Facility includes certain representations and warranties, indemnities and covenants, including with respect to the condition and maintenance of the real property collateral. The Loan Facility has certain events of default, including (subject to certain materiality thresholds and grace periods) payment default, failure to comply with covenants, material inaccuracy of representation or warranty, and bankruptcy or insolvency proceedings. If there is an event of default, the Lenders may declare all or any portion of the outstanding indebtedness to be immediately due and payable, exercise any rights they might have under any of the Loan Facility documents (including against the collateral), and require the Borrowers to pay a default interest rate equal to the greater of (i) 2.5% in excess of the base interest rate and (ii) the prime rate plus 1%.

The foregoing description of the Loan Facility does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Item 8.01.	Other Events

On January 4, 2017, the Company issued a press release announcing the entry into the Loan Facility. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10.1	Loan Agreement, dated as of January 3, 2017, among Sears Roebuck and Co., Kmart Stores of Illinois LLC, Kmart of Washington LLC and Kmart Corporation, collectively as borrower, and JPP, LLC and JPP II, LLC, collectively as initial lender.

Exhibit 99.1	Press Release, dated January 4, 2017

Private Securities Litigation Reform Act of 1995 –

Cautionary Statement Concerning Forward-Looking Statements

This Form 8-K contains forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about the Company’s ability to draw the remaining $179 million of commitments contemplated by the Loan Facility. Forward-looking statements are subject to risks and uncertainties that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Factors that could cause actual results to differ from those set forth in the forward-looking statements include, but are not limited to, those discussed in this Form 8-K and those discussed in the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. The Company intends the forward-looking statements to speak only as of the time made and does not undertake to update or revise them as more information becomes available, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARS HOLDINGS CORPORATION

By:	/s/ Kristin M. Coleman
Kristin M. Coleman
Senior Vice President, General Counsel & Corporate Secretary

Date: January 4, 2017

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